Exhibit 10.2

CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (“Agreement”) is entered into by and between Digital Lightwave, Inc., a Delaware corporation (the “Company”), and Kenneth T. Myers (the “Employee”), as of February 23, 2006.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Termination of Employment Subsequent to Change of Control, Relocation of Business, or Reduction of Salary.

a.	If the Company terminates the Employee’s employment at any time prior to the first anniversary of a Change in Control other than for Cause, then the Company shall pay to the Employee in cash an amount equal to Employee’s twelve month’s salary then in effect, provided however, that in no instance shall the amount be less than Employee’s twelve month’s salary existing as of the date hereof.

b.	If the Company relocates its headquarters more than 50 miles from its current location at 15550 Lightwave Dr., Clearwater, Florida the Employee shall have the option of resigning and accepting payment from the Company to the Employee in cash an amount equal to Employee’s twelve month’s salary then in effect, provided however, that in no instance shall the amount be less than Employee’s twelve month’s salary existing as of the date hereof.

c.	If the Company reduces the Employee’s salary, the Employee shall have the option of resigning and accepting payment from the Company to the Employee in cash an amount equal to Employee’s twelve month’s salary prior said reduction, provided however, that in no instance shall the amount be less than Employee’s twelve month’s salary existing as of the date hereof.

d.	The severance pay provided for in this Agreement shall be in lieu of all other severance or termination pay, if any, to which the Employee may otherwise be entitled under any Company severance or termination plan, program, practice, contract or arrangement.

e.	Notwithstanding anything to the contrary in any other Agreement, all of the Employee’s outstanding unexercised options shall vest and become exercisable immediately prior to the occurrence of a Change in Control.

f.	The termination of the Employee’s employment shall be for “Cause” if it is the result of (i) the commission or omission of an act by the Employee of a willful or negligent act which causes harm to the Company, (ii) the conviction of the Employee for, or the entering of a guilty plea or plea of no contest with respect to, the commission or perpetration by the Employee of any felony, any other crime with respect to which imprisonment is a possible punishment, or any act of fraud, or (iii) the Employee’s gross, willful, and deliberate failure to perform a substantial portion of his duties for reasons other than a disability, which failure continues for more than ten (10) days after the Company gives the Employee’s written notice, setting forth in reasonable detail the nature of such failure.

g.	A “Change in Control” shall mean the occurrence during Employee’s employment with the Company of any of the following events:

(i)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”), as modified and used in Sections 13(d) and 14(d) thereof) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 51% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (x) the term “Person” shall not include Dr. Bryan J. Zwan or any of his affiliates (as such term is defined in Rule 12b-2 under the 1934 Act), and (y) a “Non-Control Acquisition” shall mean an acquisition by (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates (as such term is defined in Rule 12b-2 under the 1934 Act), (b) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (c) the Company, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(ii)	The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board or by Dr. Bryan J. Zwan or any of his affiliates, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors or Bryan J. Zwan or any of his affiliates (a “Proxy Contest”) including as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)	Approval by shareholders of the Company of (A) a merger, consolidation or reorganization involving the Company, unless the shareholders of the Company immediately before such merger, consolidation or reorganization maintain at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) or unless such merger, consolidation or reorganization involves the Company and Dr. Bryan J. Zwan or any of his affiliates, or (B) an agreement for the sale or other disposition of all or substantially all of the business or assets of the Company or a merger, consolidation or reorganization of the Company to any Person (other than a transfer to a Subsidiary or to Dr. Bryan J. Zwan or any of his affiliates); or

(iv)	Notwithstanding anything contained in this Agreement to the contrary, if the Employee’s employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control which occurs within six months of the Employee’s termination (a “Third Party”) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs within six months of Employee’s termination, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee’s employment.

h.	Any other provision of this Agreement notwithstanding, the Employee shall not be entitled to receive any cash severance or acceleration of vesting of options under this Section 1, unless the Employee (i) has executed a general release of all claims (in a form prescribed by the Company) and (ii) has returned all Company property.

2. Miscellaneous.

a.	Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

b.	Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

c.	Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

d.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

e.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

f.	Tax Withholding. The Company shall withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

g.	Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time demand for arbitration is made by any party. One arbitrator shall be named by the Company, a second by the Employee, and the third arbitrator shall be named by the two arbitrators so chosen. If the third arbitrator is not agreed upon, then he or she shall be named by the American Arbitration Association. Arbitration shall occur in Cleawater, Florida. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The prevailing party shall be entitled to an award of reasonable attorney’s fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

h.	Litigation Forum. The parties agree that this Agreement shall be deemed for all purposes to have been entered into in Hillsborough County, Florida. Subject to Section 2.g. above, the parties agree that all actions or proceedings, directly or indirectly, arising out of or related to this Agreement or contesting the validity or applicability of this Agreement shall be litigated exclusively in the Circuit Court in and for Pinellas County, Florida, or the United States District Court for the Middle District of Florida (Tampa Division).

i.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to principles of conflict or choice of law thereunder.

IN WITNESS WHEREOF, the Company and Employee has caused this Agreement to be executed effective as of the date first above written.

Digital Lightwave, Inc.

By:	/s/ Robert Moreyra
Robert Moreyra
Compensation Committee Chairman

Employee

By:	/s/ Kenneth T. Myers
Kenneth T. Myers